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                                                                  EXHIBIT 10.5.b

                                                                  EXECUTION COPY

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                      BAY VIEW AUTO RECEIVABLES OWNER TRUST

                                     Issuer

                                       and

                              JPMORGAN CHASE BANK,

                                     Trustee

                              ---------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of June 25, 2004

                                     to the

                                    INDENTURE

                            Dated as of June 5, 2003

                              --------------------

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THIS SECOND SUPPLEMENTAL INDENTURE is entered into as of June 25, 2004, among
BAY VIEW AUTO RECEIVABLES OWNER TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer") and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

                                    RECITALS

            A. The Issuer has heretofore duly executed and delivered to the Trustee an Indenture, dated as of June 5, 2003 (the "Indenture"), providing for the issuance of the Notes. All capitalized terms used in this Second Supplemental Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

            B. Section 9.02 of the Indenture provides that, with the consent of the Holders, the Issuer and the Trustee, by an Issuer Order, may enter into one or more supplemental indentures to modify provisions of the Indenture.

            C. The Note Purchase Agreement (as defined in the Indenture) is being amended and restated as of the date hereof to, among other things, provide for two classes of Notes to be purchased by certain Noteholders. The Parties to the Indenture desire to amend certain terms of the Indenture to reflect the creation of two classes of Notes and to make certain other modifications as provided herein.

            D. All things necessary to make this Second Supplemental Indenture a valid agreement of the Issuer, and a valid supplement to the Indenture, have been done.

            NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Amendments to the Indenture. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Indenture is hereby amended as follows:

            1.1 Section 1.01 of the Indenture is hereby amended by deleting the following defined terms in their entirety: "Excess Spread Trigger" and "Principal Payment Amount".

            1.2 Section 1.01 of the Indenture is hereby further amended by amending and restating the following defined terms as follows:

            "Agent" means Barclays, in its capacity as agent for the Purchasers and Financial Institutions under the Note Purchase Agreement.

            "Bank Rate" means a per annum rate equal to LIBOR or the Prime Rate, as determined in accordance with Section 2.04 of the Note Purchase Agreement.

            "Default Ratio" means, with respect to any Collection Period, a fraction, expressed as a percentage, equal to (i) the product of (a) 12 times
(b) the excess of the aggregate

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of the Receivable Balances of all Receivables that become Defaulted Receivables during such Collection Period over Recoveries collected during such Collection Period, divided by (ii) the Aggregate Receivable Balance as of the first day of such Collection Period.

            "Excess Spread" means, with respect to any Determination Date, the weighted average APR of the Receivables as of the last day of the prior Collection Period less the sum of (a) the weighted average of the Note Interest Rates for all Outstanding Notes for such Collection Period, (b) the Program Fee Rate, (c) the Servicing Fee Rate, (d) the Default Ratio as of such Determination Date, and (e) the rate at which the Indenture Trustee Fee is calculated.

            "Fee Letter" means a collective reference to that certain Fee Letter, dated as of the Restatement Date, from the Agent and acknowledged and agreed to by the Issuer, and that certain Structuring Fee Letter dated as of the Restatement Date, from the Agent and acknowledged and agreed to by the Issuer, as each of the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Funding Period" means the period from the Closing Date until the earliest to occur of (i) 30 days' written notice by the Issuer or Seller to the Servicer, the Agent and the Indenture Trustee that such Person is directing the end of the Funding Period, (ii) the day on which a Default, an Event of Default or a Termination Event occurs, (iii) the Purchase Commitment Termination Date under the Liquidity Agreement and (iv) the Commitment Expiry Date under the Note Purchase Agreement.

            "Interest Rate Period" means the period determined in accordance with Section 2.04(b) of the Note Purchase Agreement.

            "LIBOR Determination Date" means, for any Note for which the Note Interest Rate is LIBOR, the second Business Day prior to the commencement of each Interest Rate Period.

            "Liquidity Agreement" has the meaning ascribed thereto in the Note Purchase Agreement.

            "Majority Holders" means the Holders of more than 50% of the principal balance of the Notes.

            "Maximum Outstanding Note Amount" means the sum of (a) the Maximum Class A Outstanding Note Amount plus (b) the Maximum Class B Outstanding Note Amount.

            "Note" or "Notes" means each Class A Note and Class B Note.

            "Note Interest" means, with respect to any Note,

            (a) with respect to the initial Payment Date following the Restatement Date, the product of (x) 1/360 of the Note Interest Rate applicable to such Note in effect from time to time times (y) the actual number of days from and including the Restatement Date through the day immediately preceding such Payment Date times (z) the average daily

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      outstanding Note Principal Balance of such Note for the period from and including the Restatement Date through the date immediately preceding such Payment Date, and

            (b) with respect to any subsequent Payment Date, the sum of (i) the product of (x) 1/360 of the Note Interest Rate applicable to such Note in effect from time to time times (y) the actual number of days from and including the previous Payment Date through the day immediately preceding such subsequent Payment Date times (z) the average daily outstanding Note Principal Balance of such Note for the period from and including the immediately preceding Payment Date (after giving effect to all payments of principal of the Notes on such immediately preceding Payment Date) through the date immediately preceding such subsequent Payment Date plus (ii) the Overdue Interest on such Note, if any.

            "Note Interest Rate": means, with respect to any Note:

            (a) to the extent the Noteholder thereof funded or maintained its interest in the applicable Notes through the issuance of Commercial Paper, a rate equal to the CP Rate,

            (b) to the extent the Noteholder thereof funded or maintained its interest in the applicable Notes through a funding under a Liquidity Agreement, a rate equal to LIBOR plus 0.50% or the Prime Rate, as determined in accordance with Section 2.04 of the Note Purchase Agreement,

            (c) to the extent the Noteholder thereof is UBS, a rate equal to the UBS Funding Rate, or

            (d) otherwise, a per annum rate equal to the Bank Rate.

            "Note Percentage" means the sum of the Class A Note Percentage plus the Class B Note Percentage.

            "Note Principal Balance" means, with respect to a specific Note or class of Notes, as of any date of determination, the original principal balance of such Note(s), as increased by any Additional Note Principal Balances previously allocated to such Note(s) pursuant to Section 2.13(a), and as reduced by all amounts previously paid on such Note(s) in reduction of the principal balance of such Note(s) which have not been returned to the Issuer or to any other Person for any reason. Unless specified to refer to a specific Note or class of Notes, "Note Principal Balance" as used herein and in the Transaction Documents shall mean the aggregate of the Note Principal Balances of all Notes Outstanding.

            "Note Purchase Agreement" means that certain Amended and Restated Note Purchase Agreement dated as the Restatement Date, among the Issuer, the Contributor, the Purchasers and Financial Institutions party thereto (as defined therein), and Barclays, as agent for the Purchasers and Financial Institutions, as amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Overdue Interest" means, with respect to any Payment Date and any Note, the difference, if any, between (a) the amount of Note Interest due on the prior Payment Date with

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respect to such Note and (b) the amount of Note Interest (from whatever source)
actually paid to the Noteholder thereof on the prior Payment Date, plus (to the extent permitted by law) interest on any such shortfall on the prior Payment Date at the Note Interest Rate from and including the prior Payment Date through the day immediately preceding the Payment Date of such calculation.

            "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by (a) Barclays or its parent, with respect to any Note held by the Initial Purchaser, Barclays or any assignee of either, or (b) UBS or its parent, with respect to any Note held by UBS or any assignee thereof, as applicable (which is not necessarily the lowest rate charged to any customer by either Barclays or UBS), changing when and as such prime rate changes.

            "Program Fee Rate" means the weighted average of the Class A Program Fee Rate and Class B Program Fee Rate as defined and set forth in the Fee Letter.

            "Receivables Advance Amount" means the sum of (a) the Class A Receivables Advance Amount plus (b) the Class B Receivables Advance Amount.

            "Requisite Amount" means, (a) at any time during an Excess Spread Trigger Period, an amount equal to the lesser of (i) the Note Principal Balance at such time and (ii) the greater of (A) $1,750,000 and (B) two percent (2.0%) times the Aggregate Receivables Balance at such time and (b) at any other time, an amount equal to the lesser of (i) the Note Principal Balance at such time, and (ii) the greater of (A) $1,750,000 and (B) one percent (1.0%) times the Aggregate Receivable Balance at such time.

            "Transaction Documents" means, collectively, the Certificate of Trust, this Indenture, the Sale and Servicing Agreement, the Contribution Agreement, the Note Purchase Agreement, each Note, each Contributor Assignment, each Depositor Assignment, each Funding Certificate, the Custodian Agreement, the Issuer Trust Agreement and the Fee Letter.

            1.3 Section 1.01 of the Indenture is further amended by adding the following definitions in alphabetical order:

            "ABS Speed" means, at any time, the assumed rate of prepayments on the Receivables based upon the "Absolute Prepayment Model" applied in accordance with the then current market standards.

            "Class A Note" means each Class A Automobile Receivables-Backed Note, Series 2003-1, issued in accordance with the provisions of this Indenture.

            "Class A Note Percentage" means 84.25%.

            "Class A Principal Payment Amount" means, with respect to the Class A Notes and any Payment Date until the principal balance of the Class A Notes is reduced to zero, an amount equal to the positive difference, if any, of (a) the Note Principal Balance of the Class A Notes Outstanding as of such day before giving effect to any payments thereon minus (b) the product of (i) the Class A Note Percentage times (ii) the Aggregate Receivable Balance;

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provided, however, that on and after the Maturity Date, the Class A Principal
Payment Amount shall equal the Note Principal Balance of all Class A Notes Outstanding.

            "Class A Receivables Advance Amount" means, as of any Funding Date, an amount equal to (a) the product of (i) the aggregate Receivable Balance of all Eligible Receivables after taking into account the pledge of the Subsequent Receivables on such Funding Date times (ii) the Class A Note Percentage minus
(b) the Note Principal Balance of the Class A Notes as of such Funding Date (after taking into account any distributions to be made on such Funding Date).

            "Class B Note" means each Class B Automobile Receivables-Backed Note, Series 2003-1, issued in accordance with the provisions of this Indenture.

            "Class B Note Percentage" means 10.75%.

            "Class B Principal Payment Amount" means, with respect to the Class B Notes and any Payment Date until the principal balance of the Class B Notes is reduced to zero, an amount equal to the positive difference, if any, of (a) the Note Principal Balance of the Class B Notes Outstanding as of such day before giving effect to any payments thereon minus (b) the product of (i) the Class B Note Percentage times (ii) the Aggregate Receivable Balance; provided, however, that on and after the Maturity Date, the Class B Principal Payment Amount shall equal the Note Principal Balance of all Class B Notes Outstanding.

            "Class B Receivables Advance Amount" means, as of any Funding Date, an amount equal to (a) the product of (i) the aggregate Receivable Balance of all Eligible Receivables after taking into account the pledge of the Subsequent Receivables on such Funding Date times (ii) the Class B Note Percentage minus
(b) the Note Principal Balance of the Class B Notes as of such Funding Date (after taking into account any distributions to be made on such Funding Date).

            "Excess Spread Trigger Event" means with respect to any Determination Date, the Three Month Average Excess Spread with respect to such Determination Date is less than 3.75% per annum.

            "Excess Spread Trigger Period" means a period commencing upon the occurrence of an Excess Spread Trigger Event and continuing until the first Determination Date thereafter on which the Three Month Average Excess Spread on such Determination Date and on each of the two preceding Determination Dates exceeded 3.75%.

            "Interest Rate Hedge Cap Strike Price" means with respect to a Hedge Agreement which is an interest rate cap agreement, the strike price set forth in such Hedge Agreement.

            "Maximum Class A Outstanding Note Amount" means $310,394,736.84.

            "Maximum Class B Outstanding Note Amount" means $39,605,263.16.

            "Moody's" means Moody's Investors Service, Inc. or its successor.

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            "Original Fee Letter" means that certain Fee Letter dated as of June
5, 2003 from the Agent and acknowledged and agreed to by the Issuer and the Servicer.

            "Rating Agency" means each of Moody's and Standard & Poor's.

            "Restatement Date" means June 25, 2004.

            "Standard &Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

            "Supermajority Holders" means the Holders of more than 66 2/3% of the principal balance of the Notes.

            "Target Date" has the meaning specified in clause (r) of the definition of "Termination Event".

            "Three Month Average Excess Spread" means, with respect to any Determination Date, the average of the Excess Spreads on such Determination Date and the two preceding Determination Dates.

            "UBS" means UBS Real Estate Securities Inc. and its successors.

            "UBS Funding Rate" means for any day during any Interest Rate Period (or portion thereof) 30-day LIBOR determined on a daily basis by reference to the British Banker's Association LIBOR Rates Page on Bloomberg or, in the event no such rate is shown on such page, on Telerate Page 3750.

            "Unused Fee Rate" means the weighted average of the Class A Unused Fee Rate and Class B Unused Fee Rate as defined and set forth in the Fee Letter.

            1.4 Section 1.01 of the Indenture is hereby further amended by deleting the reference to clause Thirteenth of Section 5.03(b) in the definition of "Deficiency Claim Amount" and replacing it with a reference to clause Fifteenth of Section 5.03(b).

            1.5 Section 1.01 of the Indenture is hereby further amended by deleting the "or" at the end of subparagraph (e) of the definition of "Eligible Investments" and deleting subparagraph (f) of the definition of "Eligible Investments" in its entirety.

            1.6 Section 1.01 of the Indenture is hereby further amended by deleting subparagraphs (b), (d), (f) and (r) of the definition of "Termination Event" in their entirety and replacing them with the following:

      (b) with respect to any Determination Date, the Excess Spread with respect to such Determination Date is less than 1.50% per annum;

      (d) the Average Default Ratio equals or exceeds 2.0% on a Determination Date;

      (f) Tangible Net Worth is at any time less than $35,000,000;

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      (r) the Depositor fails to complete by June 1, 2005 (and every 15 months thereafter) (each of such dates, a "Target Date") a term asset-backed securitization, whole loan sale, or combination thereof, for at least 50% of the highest Note Principal Balance since the most recent of (i) the last such term asset-backed securitization, whole loan sale or combination thereof and (ii) the immediately preceding Target Date (or, prior to the first Target Date, March 1, 2004);

            1.7 The first sentence of Section 2.01(c) of the Indenture is hereby amended by deleting such sentence in its entirety and replacing it with the following:

      The aggregate stated principal balance of the Notes that may be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee and authenticated and delivered by the Indenture Trustee and Outstanding at any given time under this Indenture is limited to $350,000,000.

            1.8 Sections 2.01(d) and (e) of the Indenture are hereby amended and restated in their entirety as follows:

      (d) The Notes that are authenticated and delivered to the Noteholders by the Indenture Trustee to or upon an Issuer Order on the Closing Date or the Restatement Date shall be dated as of the Closing Date or Restatement Date, respectively. Any Note issued later in exchange for, or in replacement of, any Note issued on the Closing Date or the Restatement Date shall be dated the date of its authentication.

      (e) Each Note is issuable in the minimum denomination of $1,000,000 unless otherwise agreed to by the Issuer and the Agent.

            1.9 The first sentence of Section 2.02 of the Indenture is hereby amended and restated in its entirety as follows:

      The Notes shall be designated as the "Bay View Auto Receivables Owner Trust Class A Automobile Receivables-Backed Notes, Series 2003-1" and "Bay View Auto Receivables Owner Trust Class B Automobile Receivables-Backed Notes, Series 2003-1".

            1.10 The first sentence of Section 2.03(a) of the Indenture is hereby amended and restated in its entirety as follows:

      Principal payments on the Class A Notes will be made on each Payment Date in an amount at least equal to the Class A Principal Payment Amount. Principal payments on the Class B Notes will be made on each Payment Date in an amount at least equal to the Class B Principal Payment Amount.

            1.11 Sections 2.03(b) and (c) of the Indenture are hereby amended and restated in their entirety as follows:

      (b) Holders of Notes shall be entitled to receive payments of interest on their respective Note Principal Balances as provided herein at the applicable Note Interest Rate from the date of issuance of each Note of such Holder until the Note Principal Balance of

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      such Holder's Note is reduced to zero or until payment is provided therefor as set forth in Article VI hereof. After the initial Payment Date following the Restatement Date, payments of interest accrued on each Note will be calculated on the average daily outstanding Note Principal Balance of such Note for the period from and including the Payment Date immediately preceding the applicable Payment Date after giving effect to any payments of principal on such immediately preceding Payment Date, to but excluding the applicable Payment Date. With respect to the initial Payment Date following the Restatement Date, interest on each Note will be calculated on the average daily outstanding Note Principal Balance of such Note from the Restatement Date through the day preceding such initial Payment Date. All other computations of interest accrued on any Note shall be made on the basis of a 360-day year and the actual days elapsed as set forth in the Note Purchase Agreement.

      (c) If the entire amount of the Note Interest that is due on any Payment Date with respect to any Note shall not have been punctually made or duly provided for when and as due (after giving effect to any applicable cure or grace period), then interest on the applicable Overdue Interest shall accrue, from the date such amount was due until paid, at the applicable
      Note Interest Rate.

            1.12 Section 2.05(b) of the Indenture is hereby amended by deleting the reference to "Closing Date" in the proviso therein and replacing it with "Closing Date or the Restatement Date".

            1.13 Section 2.13(c) of the Indenture is hereby amended and restated in its entirety as follows:

      (c) The Issuer may acquire funds equal to the Receivables Advance Amount on the Restatement Date or any subsequent Funding Date throughout the Funding Period by the Noteholders, upon the request of the Issuer, making advances of Additional Note Principal Balances in accordance with the Note Purchase Agreement in an amount equal to or greater than $1,000,000 (or such other amount agreed to between the Issuer and the Agent); provided, however, that the conditions in Section 2.12 are satisfied and that after such Funding the outstanding principal balance of Class A Notes Outstanding shall not be greater than the Maximum Class A Outstanding Note Amount and the outstanding principal balance of Class B Notes Outstanding shall not be greater than the Maximum Class B Outstanding Note Amount.

            1.14 Section 2.14 of the Indenture is hereby amended by deleting the term "Receivables Advance Amount" each time it appears in the first sentence thereof and replacing it with the following:

      Class A Receivables Advance Amount and/or Class B Receivables Advance Amount, as applicable,

            1.15 Section 3.15 of the Indenture is hereby amended and restated in its entirety as follows:

            Section 3.15. Hedge Agreement Provisions.

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            (a) No later than December 19, 2003 the Issuer shall enter into, and shall at all times thereafter until the Termination Date maintain in effect, one or more Hedge Agreements with an aggregate notional amount (measured as of the last Business Day of each month) not less than the Note Principal Balance, each executed by an Eligible Hedge Counterparty, relating to the Notes and containing such terms and conditions as required by the Majority Holders.

            (b) The Interest Rate Hedge Cap Strike Price for each Hedge Agreement that is an interest rate cap agreement entered into on or after June 28, 2004, will be equal to (A) the weighted average APR of the Eligible Receivables as of the last day of the prior Collection Period less (B) the sum of (i) the Program Fee Rate, (ii) the Servicing Fee Rate and (iii) 1.00%.

            (c) With respect to any Hedge Agreement entered into on or after June 28, 2004, the notional amount under such Hedge Agreement may be stepped down on a schedule resulting from the use of an ABS Speed not greater than 1.0 with respect to the Receivables.

            (d) Whenever the aggregate notional amount of the Hedge Agreements may be reduced as a result of a reduction in the Note Principal Amount, the notional amounts under Hedge Agreements entered into prior to June 28, 2004 shall be reduced first until such Hedge Agreements are terminated before any notional amounts under Hedge Agreements entered into on or after June 28, 2004 are reduced.

            (e) The benefits of each Hedge Agreement shall be assigned to the Indenture Trustee for the benefit of the Holders of the Notes, the Agent and the Financial Institutions and each such Hedge Agreement shall be included in the Trust Estate. The Issuer shall pay all acquisition costs associated with the Hedge Agreements. Any amounts paid under any such Hedge Agreement to or for the benefit of the Issuer shall be deposited into the Collection Account immediately upon receipt by the Issuer or the Servicer for application pursuant to Section 5.03(b).

            1.16 Section 5.01(b) of the Indenture is hereby amended by deleting the third sentence thereof and replacing it with the following:

      Funds on deposit in the Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date.

            1.17 Section 5.03(b) of the Indenture is hereby amended by deleting clauses Tenth through Twentieth and replacing them with the following:

      Tenth, to the Holders of the Class A Notes, any Broken Funding Costs and the applicable Note Interest;

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      Eleventh, to the Holders of the Class A Notes, an amount equal to the
      Class A Principal Payment Amount;

      Twelfth, to the Holders of the Class B Notes, any Broken Funding Costs and the applicable Note Interest;

      Thirteenth, to the Holders of the Class B Notes, an amount equal to the Class B Principal Payment Amount;

      Fourteenth, to pay to the Back-up Servicer, upon the replacement of the Servicer, any reasonable expenses of the Back-up Servicer in connection with the transition of servicing duties, to the extent not paid pursuant to clause Seventh, including reasonable attorneys' fees and expenses, in each case, to the extent such costs have not been reimbursed by the terminated Servicer, together with any amounts accrued and owing under this clause Fourteenth and not paid on a prior Payment Date;

      Fifteenth, on each Payment Date prior to the end of the Funding Period or the occurrence and continuance of a Termination Event, to deposit into the Spread Account an amount such that the balance in the Spread Account shall equal the Requisite Amount;

      Sixteenth, to pay to the Holders of the Class A Notes, any Increased
      Costs;

      Seventeenth, to pay the Holders of the Class B Notes, any Increased Costs;

      Eighteenth, on each Payment Date following the end of the Funding Period or the occurrence and continuance of a Termination Event, to pay to the Holders of the Class A Notes any remaining amounts as a payment of principal until the Note Principal Balance of the Class A Notes is reduced to zero;

      Nineteenth, on each Payment Date following the end of the Funding Period or the occurrence and continuance of a Termination Event, to pay to the Holders of the Class B Notes any remaining amounts as a payment of principal until the Note Principal Balance of the Class B Notes is reduced to zero;

      Twentieth, pro rata, to pay to the Agent, the Noteholders, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any indemnity amounts due and owing to such parties under the Transaction Documents and not paid to it pursuant to clause Eighth;

      Twenty-First, to pay to the Hedge Counterparty any Breakage Costs due and payable under any Hedge Agreement;

      Twenty-Second, to pay to the Agent and the Noteholders any other amounts due to the Agent and the Noteholders as expressly provided in the Transaction Documents; and

      Twenty-Third, to pay any amounts due and owing to the Indenture Trustee and not paid pursuant to clause Second; and

      Twenty-Fourth, to remit any excess funds to the Issuer.

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            1.18 Section 5.04(b) of the Indenture is deleted in its entirety and replaced with the following:

      "[Reserved"].

            1.19 Sections 6.01(a), (d), and 6.02 of the Indenture are hereby amended by deleting the references therein to clause Seventeenth of Section 5.03(b) and replacing them with references to clause Twenty-First.

            1.20 Section 6.01(b) of the Indenture is hereby amended and restated in its entirety as follows:

      (b) If such repayment is in connection with a term securitization, whole loan sale, or combination thereof, then the amount of the repayment shall be not less than 50% of the highest Note Principal Balance calculated since the most recent of (i) the last such term asset-backed securitization, whole loan sale or combination thereof and (ii) the immediately preceding Target Date (or, prior to the first Target Date, March 1, 2004).

            1.21 Section 6.01(c) of the Indenture is hereby amended by deleting clause (iii) thereof and replacing it with the following:

      after giving effect to the repayment, the Note Principal Balance must not exceed the Note Percentage times the Aggregate Receivable Balance (excluding any Delinquent Receivables and Receivables that are no longer Eligible Receivables).

            1.22 Section 8.01(e) of the Indenture is hereby amended and restated in its entirety as follows:

      any representation, warranty or statement of the Issuer (other than certain representations and warranties with respect to the eligibility of the Receivables) contained in this Indenture, the Sale and Servicing Agreement or any report, document or certificate delivered by the Issuer pursuant to the foregoing agreements shall prove to be incorrect in any material respect as of the time when the same shall have been made and, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured within thirty (30) days after written notice thereof shall have been given to the Indenture Trustee and the defaulting party by the Servicer, the Indenture Trustee, the Agent or the Majority Holders;

            1.23 Section 8.12 of the Indenture is hereby amended by deleting the reference therein to "Majority Holders" and replacing it with a reference to "Supermajority Holders".

            1.24 Section 9.02 of the Indenture is hereby amended by adding the following text as paragraph (b), and re-lettering existing paragraphs (b), (c) and (d) as (c), (d) and (e), respectively:

      With the prior written consent of Noteholders constituting Supermajority Holders, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may enter into an

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      amendment or a supplemental indenture in form and substance satisfactory to the Indenture Trustee for the purpose of (i) modifying the definition of "Termination Event", any provision of Section 8.01 hereof or (ii) waiving the existence of any Termination Event or Event of Default.

            1.25 Section 9.02(b) of the Indenture, as amended to be Section 9.02(c) pursuant to Section 1.20 above, is hereby further amended by deleting the reference to "Section 9.02(a) of this Indenture" at the end of the first proviso appearing therein and replacing it with a reference to "Section 9.02(a) or Section 9.02(b) of this Indenture".

            1.26 Section 11.01(a) of the Indenture is hereby amended by deleting the language "and the Insurance Agreement" in the first sentence thereof.

            1.27 EXHIBITS A and C to the Indenture are hereby deleted in their entirety and replaced with ANNEXES A and C, respectively, attached hereto.

            SECTION 2. Temporary Waiver.

            2.1 Since June 1, 2004, the Issuer has failed to maintain in effect one or more Hedge Agreements with an aggregate notional amount (measured as of the last Business Day of each month) not less than the Note Principal Balance, each executed by an Eligible Hedge Counterparty, relating to the Notes and containing such terms and conditions as required by the Majority Holders, as required by Section 3.15 of the Indenture. Effective as of June 1, 2004, subject to the satisfaction of the condition precedent set forth in Section 3 below, the Agent and the Noteholders hereby waive the Termination Event under clause (t) of the definition thereof which has occurred and is continuing as a result of such failure; provided that such waiver shall only be effective during the period from June 1, 2004 until June 30, 2004.

            2.2 The Agent and the Noteholders hereby expressly reserve all of their rights with respect to the occurrence of any Termination Events, Defaults, Events of Default or Servicer Events of Default, if any, other than the specific Event of Termination described in Section 2.1, whether previously existing or hereinafter arising or which exist at any time on or after the date first written above. The specific waiver described in Section 2.1 applies only to the above-specified violation.

            SECTION 3. Conditions Precedent. This Second Supplemental Indenture shall become effective as of the date first above written, upon satisfaction of the following conditions: (i) receipt by the Indenture Trustee of an Opinion of Counsel stating that the execution hereof is authorized and permitted by the Indenture; (ii) the conditions precedent set forth in Section 4.01 of the Amended and Restated Note Purchase Agreement dated as of the date hereof shall have been satisfied and (iii) receipt by the Indenture Trustee of a fully executed copy hereof, including the executed consent signature pages from each of the Noteholders.

            SECTION 4. Covenants, Representations and Warranties of the Issuer and the Indenture Trustee.

            4.1 Upon the effectiveness of this Second Supplemental Indenture, each of Issuer and the Indenture Trustee hereby reaffirms all covenants, representations and warranties made by it, as the same are amended hereby, in the Indenture and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Second Supplemental Indenture.

            4.2 Each of Issuer and Indenture Trustee hereby represents and warrants as to itself that this Second Supplemental Indenture constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies

            4.3 The Issuer hereby represents and warrants that upon the effectiveness of this Second Supplemental Indenture, no event shall have occurred and be continuing which constitutes an Event of Termination or which would constitute a Default, an Event of Default or a Termination Event but for the requirement that notice be given or time elapse or both.

            SECTION 5. Reference to and Effect on the Indenture.

            5.1 Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Indenture as amended hereby, and each reference to the Indenture in any other document, instrument or agreement executed and/or delivered in connection with the Indenture shall mean and be a reference to the Indenture as amended hereby.

            5.2 Except as specifically amended hereby, the Indenture and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

            5.3 The execution, delivery and effectiveness of this Second Supplemental Indenture shall not operate as a waiver of any right, power or remedy of the Indenture Trustee or the Agent under the Indenture or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

            SECTION 6. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

            SECTION 7. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            SECTION 8. Headings. Section headings in this Second Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Second Supplemental Indenture for any other purpose.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

                                     BAY VIEW AUTO RECEIVABLES OWNER TRUST,
                                       as Issuer

                                     By: WILMINGTON TRUST COMPANY,
                                           not in its individual
                                           capacity, but solely as Owner Trustee

                                     By: /s/ Mary Kay Pupillo
                                        ----------------------------------
                                         Name: Mary Kay Pupillo
                                         Title: Assistant Vice President

                                     JPMORGAN CHASE BANK, as Indenture Trustee

                                     By: /s/ Joseph Costantino
                                        ----------------------------------
                                         Name: Joseph Costantino
                                         Title: Assistant Vice President

CONSENTED AND AGREED TO:

SHEFFIELD RECEIVABLES CORPORATION,
as the Sole Noteholder

BY BARCLAYS BANK PLC, as its attorney-in-fact

By /s/ Janette Lieu
  ----------------------------------
   Name: Janette Lieu
   Title: Director

                               Signature Page to
                         Second Supplemental Indenture